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                                                                     EXHIBIT 4.5

                                     WARRANT

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("THE ACT") AND MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED WITHOUT REGISTRATION UNDER THE ACT UNLESS EITHER (i) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED IN CONNECTION WITH SUCH DISPOSITION OR (ii) THE SALE OF SUCH SECURITIES IS MADE PURSUANT TO SECURITIES AND EXCHANGE COMMISSION RULE 144.




No. _____                                         Warrant to Purchase _________
                                                  Shares of Class A Common
                                                  Stock (as adjusted)


                    WARRANT TO PURCHASE CLASS A COMMON STOCK

                      OF AMERICAN BIOGENETIC SCIENCES, INC.

                             (Subject to Adjustment)

           This certifies that, for value received, ___________________, or registered assigns ("Holder") is entitled, subject to the terms set forth below, to purchase from AMERICAN BIOGENETIC SCIENCES, INC., a Delaware corporation (the "Company"), up to an aggregate of _____________________________ (______________)
shares of the Class A Common Stock of the Company (the "Common Stock"), as constituted on the date hereof, upon surrender hereof, at the principal office of the Company referred to below, with the form of Notice of Exercise attached hereto duly executed, and simultaneous payment therefor in lawful money of the United States or otherwise as hereinafter provided, at a price per share of $1.00 (the "Purchase Price"). Both the number of shares of Common Stock purchasable upon exercise of this Warrant and the Purchase Price are subject to adjustment and change as provided herein. The term "Warrant" as used herein shall include this Warrant and any warrants delivered in substitution or exchange therefor as provided herein.

           This Warrant is issued in connection with the transactions described in that certain Series B Preferred Stock Purchase Agreement, dated as of August 23, 2001, by and among the Company and the Investors described therein (the "Purchase Agreement"), and the related Registration Rights Agreement of the same date. The Common Stock acquired upon exercise of this Warrant and the Holder hereof and thereof shall be subject to the restrictions contained in the Agreements and entitled to the rights and privileges set forth in the
Agreements. This Warrant shall become effective on and as of the Closing (as defined in the Stock Purchase Agreement), and no party shall have any rights or obligations hereunder or pursuant hereto until the date this Warrant shall have become effective (such date being hereinafter referred to as the "Effective Date").
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       1. CERTAIN DEFINITIONS. As used in this Warrant the following terms shall have the following respective meanings:

           "Adjusted Volume" means the sum of trading volume for a period of 20 consecutive trading days ending on the day preceding the date of determination; provided, however, that the day with the highest volume and the day with the lowest volume shall be eliminated and only the remaining 18 days summed.

           "Expiration Date" means the earlier to occur of (i) ten (10) business days after the Company provides notice to the Holder of the acceptance of a New Drug Application by the United States Food and Drug Administration for the Company's ABS-103 compound and (ii) August 28, 2006.

           "Fair Market Value" of a share of Common Stock as of a particular date shall mean:

         (a) If traded on a securities exchange, the Nasdaq National Market, or the Nasdaq SmallCap Market, the Fair Market Value shall be deemed to be the last reported sale price of the Common Stock on such exchange or Market on the trading day immediately prior to the applicable date of valuation; and

         (b) If actively traded over-the-counter, the Fair Market Value shall be deemed to be the average of the closing bid and ask prices of the Common Stock on the trading day immediately prior to the applicable date of valuation; and

         (c) If there is no active public market, the Fair Market Value shall be the value thereof, as agreed upon by the Company and the Holder; provided, however, that if the Company and the Holder cannot agree on such value, such value shall be determined by an independent valuation firm experienced in valuing businesses such as the Company selected jointly, in good faith, by the Holder and the Company. Fees and expenses of the valuation firm shall be paid for by the Company.

       "Market Price" shall mean, for any particular date, the closing bid price of the Common Stock on the principal securities market (whether the Nasdaq National Market, Small Cap Market, OTC Bulletin Board, or other market) on which it is then traded, on that date.

       "Registered Holder" shall mean any Holder in whose name this Warrant is registered upon the books and records maintained by the Company.

       "Preferred Stock" shall mean the Company's Series A Convertible Preferred Stock and the Company's Series B Convertible Preferred Stock.

       "Series B Preferred Stock Conversion Price" shall have the meaning a defined in the Company's Certificate of Designation.

       "Series A Warrants" shall mean the amended and restated warrants issued pursuant to the Series B Securities Purchase.

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       "Series B Warrants" shall mean those warrants issued pursuant to the
Series B Securities Purchase Agreement, including this Warrant.

2.     EXERCISE OF WARRANT

           2.1. Payment. Subject to compliance with the terms and conditions of this Warrant and applicable securities laws, this Warrant may be exercised, in whole or in part at any time or from time to time, on or before the Expiration Date by the delivery (including, without limitation, delivery by facsimile) of the form of Notice of Exercise attached hereto as Exhibit 1 (the "Notice of Exercise"), duly executed by the Holder, at the principal office of the Company, and as soon as practicable after such date, surrendering

                (a) this Warrant at the principal office of the Company, and

                (b) payment in cash, by check or by wire transfer of an amount equal to the product obtained by multiplying the number of shares of Common Stock being purchased upon such exercise by the then effective Purchase Price (the "Exercise Amount").

           2.2. Net Issue Exercise. In lieu of the payment methods set forth in
Section 2.1(b) above, the Holder may elect to exchange all or some of the Warrant for shares of Common Stock equal to the value of the amount of the Warrant being exchanged on the date of exchange. If Holder elects to exchange this Warrant as provided in this Section 2.2, Holder shall tender to the Company the Warrant for the amount being exchanged, along with written notice of Holder's election to exchange some or all of the Warrant, and the Company shall issue to Holder the number of shares of the Common Stock computed using the following formula:

                       Y (A-B)
                X =  ------------
                          A

              Where X = the number of shares of Common Stock to be issued to Holder.

              Y = the number of shares of Common Stock purchasable under the amount of the Warrant being exchanged (as adjusted to the date of such calculation).

              A = the Fair Market Value of one share of the Company's Common Stock.

              B = Purchase Price (as adjusted to the date of such calculation).

              All references herein to an "exercise" of the Warrant shall include an exchange pursuant to this Section 2.2.

           2.3. "Easy Sale" Exercise. In lieu of the payment methods set forth in Section 2.1(b) above, when permitted by law and applicable regulations (including Nasdaq and NASD rules), the Holder may pay the Exercise Amount through a "same day sale" commitment from the Holder (and if applicable a broker-dealer that is a member of the National Association of Securities Dealers (a "NASD Dealer")), whereby the Holder irrevocably elects to exercise this Warrant and to sell at least that number of shares of Common Stock so purchased to pay the Exercise Amount (and up to all of the shares of Common Stock so purchased) and the Holder (or,

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if applicable, the NASD Dealer) commits upon sale (or, in the case of the NASD
Dealer, upon receipt) of such shares of Common Stock to forward the Exercise Amount directly to the Company, with any sale proceeds in excess of the Exercise Amount being for the benefit of the Holder.


           2.4. Stock Certificates; Fractional Shares. As soon as practicable on or after such date, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of whole shares of Common Stock issuable upon such exercise, together with cash in lieu of any fraction of a share equal to such fraction of the current Fair Market Value of one whole share of Common Stock as of the date of exercise of this Warrant. No fractional shares or scrip representing fractional shares shall be issued upon an exercise of this Warrant.

           2.5. Partial Exercise. In case of any partial exercise of this Warrant, the Company shall cancel this Warrant upon surrender hereof and shall execute and deliver a new Warrant of like tenor and date for the balance of the shares of Common Stock purchasable hereunder.

           2.6. Effective Date of Exercise. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above. The person entitled to receive the shares of Common Stock issuable upon exercise of this Warrant shall be treated for all purposes as the holder of record of such shares as of the close of business on the date the Holder is deemed to have exercised this Warrant. As promptly as practicable on or after the Exercise Date, and in any event within ten (10) days thereafter, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of shares of Common Stock issuable upon such exercise. In the event this Warrant shall be exercised for only a portion of the Common Stock for which it is otherwise exercisable, the Company shall also execute and deliver a new Warrant of like tenor for the number of shares of Common Stock remaining available for purchase pursuant to the provisions hereof after netting out the shares of Common Stock then being purchased.

3. VALID ISSUANCE: TAXES. All shares of Common Stock issued upon the exercise of this Warrant shall be validly issued, fully paid and non-assessable, and the Company shall pay all taxes and other governmental charges that may be imposed in respect of the issue or delivery thereof. The Company shall not be required to pay any tax or other charge imposed in connection with any transfer involved in the issuance of any certificate for shares of Common Stock in any name other than that of the Registered Holder of this Warrant, and in such case the Company shall not be required to issue or deliver any stock certificate or security until such tax or other charge has been paid, or it has been established to the Company's reasonable satisfaction that no tax or other charge is due.

4. ADJUSTMENT OF PURCHASE PRICE AND NUMBER OF SHARES. The number of shares of Common Stock issuable upon exercise of this Warrant (or any shares of stock or other securities or property receivable or issuable upon exercise of this Warrant) and the Purchase Price are subject to adjustment upon occurrence of the following events:

           4.1. Adjustment for Stock Splits, Stock Subdivisions or Combinations of Shares. The Purchase Price of this Warrant shall be proportionally decreased and the number of shares of

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Common Stock issuable upon exercise of this Warrant (or any shares of stock or other securities at the time issuable upon exercise of this Warrant) shall be proportionally increased to reflect any stock split or subdivision of the Company's Common Stock. The Purchase Price of this Warrant shall be proportionally increased and the number of shares of Common Stock issuable upon exercise of this Warrant (or any shares of stock or other securities at the time issuable upon exercise of this Warrant) shall be proportionally decreased to reflect any combination of the Company's Common Stock.

           4.2. Adjustment for Dividends or Distributions of Stock or Other Securities or Property. In case the Company shall make or issue, or shall fix a record date for the determination of eligible holders entitled to receive, a dividend or other distribution with respect to the Common Stock (or any shares of stock or other securities at the time issuable upon exercise of the Warrant) payable in (a) securities of the Company or (b) assets (excluding cash dividends paid or payable solely out of retained earnings), then, in each such case, the Holder of this Warrant on exercise hereof at any time after the consummation, effective date or record date of such dividend or other distribution, shall receive, in addition to the shares of Common Stock (or such other stock or securities) issuable on such exercise prior to such date, and without the payment of additional consideration therefor, the securities or such other assets of the Company to which such Holder would have been entitled upon such date if such Holder had exercised this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during such period giving effect to all adjustments called for by this Section 4.

           4.3. Reclassification. If the Company, by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Purchase Price therefore shall be appropriately adjusted, all subject to further adjustment as provided in this
Section 4. No adjustment shall be made pursuant to this Section 4.3 upon any conversion, reclassification or redemption of the Common Stock which is the subject of Section 4.5.

           4.4. Adjustment for Capital Reorganization, Merger or Consolidation. In case of any capital reorganization of the capital stock of the Company (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), or any merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all the assets of the Company then, and in each such case, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the Holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Purchase Price then in effect, the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Warrant had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to

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further adjustment as provided in this Section 4. The foregoing provisions of this Section 4.4 shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant. If the per-share consideration payable to the Holder hereof for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company's Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

           4.5. Conversion of Common Stock. In case all or any portion of the authorized and outstanding shares of Common Stock of the Company are redeemed or converted or reclassified into other securities or property pursuant to the Company's Restated Certificate of Incorporation or otherwise, or the Common Stock otherwise ceases to exist, then, in such case, the Holder of this Warrant, upon exercise hereof at any time after the date on which the Common Stock is so redeemed or converted, reclassified or ceases to exist (the "Termination Date"), shall receive, in lieu of the number of shares of Common Stock that would have been issuable upon such exercise immediately prior to the Termination Date, the securities or property that would have been received if this Warrant had been exercised in full and the Common Stock received thereupon had been simultaneously converted immediately prior to the Termination Date, all subject to further adjustment as provided in this Warrant. Additionally, the Purchase Price shall be immediately adjusted to equal the quotient obtained by dividing
(x) the aggregate Purchase Price of the maximum number of shares of Common Stock for which this Warrant was exercisable immediately prior to the Termination Date by (y) the number of shares of Common Stock of the Company for which this Warrant is exercisable immediately after the Termination Date, all subject to further adjustment as provided herein.

           4.6. Adjustment for Issuance of Additional Shares of Common Stock. Upon issuance by the Company of Common Stock, or any right or option to Common Stock or other stock convertible into Common Stock, or any obligation or any share of stock convertible into or exchangeable for Common Stock for a price per share that is less than the Series B Preferred Stock Conversion Price then in effect, then forthwith upon such issuance or sale the Purchase Price in effect immediately prior to such issuance and the number of shares of Common Stock for which the Warrant is exercisable will be adjusted as follows:

               (a) Adjustment to Purchase Price. The Purchase Price shall be adjusted to equal (i) the Purchase Price for which this Warrant is exercisable prior to the adjustment; (ii) multiplied by a fraction, (x) the numerator of which is the Series B Preferred Stock Conversion Price immediately after the issuance or sale, and (y) the denominator of which is the Series B Preferred Stock Conversion Price immediately prior to the issue or sale.

               (b) Adjustment to Number of Shares of Common Stock for Which Warrant is Exercisable. The number of shares of Common Stock for which this Warrant is exercisable shall be adjusted to equal the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such issue or sale, multiplied by a fraction, (i) the numerator of

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which is the Purchase Price in effect immediately prior to the issue or sale, and (ii) the denominator of which is the Purchase Price after giving effect to the adjustment set forth in Section 4.6(a) above.

                     (c) Readjustment of Purchase Price. If all rights, warrants, options, or obligations to purchase Common Stock the issuance of which resulted in an adjustment to the Purchase Price and number of shares for which this Warrant is exercisable pursuant to this Section 4.6 shall expire and shall not have been exercised, the Purchase Price and number of shares for which this Warrant is exercisable shall be recomputed and, effective immediately upon such expiration, be the Purchase Price and number of shares for which this Warrant is exercisable which they would have been (but reflecting any other adjustments pursuant to this Section 4 occurring after the issuance of such rights, warrants, options, or obligations) had the adjustments pursuant to this Section
4.6 made upon the issuance of such rights, warrants, options or obligations not been made; provided, however, that no such readjustment shall affect Common Stock previously issued upon the exercise of this Warrant).

5. CERTIFICATE AS TO ADJUSTMENTS. In each case of any adjustment in the Purchase Price, or number or type of shares issuable upon exercise of this Warrant, the Chief Financial Officer or Controller of the Company shall compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based, including a statement of the adjusted Purchase Price. The Company shall promptly send (by facsimile and by either first class mail, postage prepaid or overnight delivery) a copy of each such certificate to the Holder.

6. CANCELLATION OF WARRANT SHARES UPON RECEIPT OF PAYMENTS UNDER CALL OPTION AGREEMENT. Upon receipt of each payment to the Holder and the other holders of Series B Warrants under the Call Option Agreement (a "Cancellation Date"), there shall automatically be cancelled Warrants covering that number of Warrant Shares as is calculated pursuant to the terms of the Series B Securities Purchase Agreement. All cancellations under this Section 6 shall be made ratably among the holders of Series B Warrants, based upon the number of Warrant Shares held by each holder on the Cancellation Date. The Holder need not be required to surrender the Warrant certificate for indication of cancellation; instead, upon each payment and notice in accordance with this paragraph and the Call Option Agreement, this Warrant certificate shall be deemed automatically to represent only the right to purchase the lesser number of Warrant Shares reflecting such cancellation. Notwithstanding the preceding sentence, the Company may, not more often than quarterly, give notice to the Holder (at Holder's address appearing on the books of the Company or given by Holder to the Company for the purposes of notice, or if no such address appears or is given, at the principal office of the Company) indicating the number of Warrants which have been or are to be cancelled, and shall call upon Holder to surrender to the Company on the date in the notice at the place designated in the notice the Warrant certificate representing the shares which have been or are to be cancelled. On that date, Holder shall surrender the certificate at the place designated in the notice. If less than all the shares represented by any such surrendered certificate have been or are being cancelled, a new certificate shall be issued for the balance of the shares of Common Stock purchasable hereunder. From and after the Cancellation Date, and upon receipt of payment of the Cancellation Price then, notwithstanding that this certificates shall not have been surrendered, all

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rights of the Holder with respect to the Warrants so redeemed shall forthwith after such date cease and terminate.

7.         FORCED EXERCISE OF WARRANTS BY THE COMPANY.

           (a) Redemption Right. In the event that at any time while this Warrant is outstanding the numeric average of the Market Price of the Common Stock for 20 consecutive trading days at any time exceeds $5.00 (adjusted to reflect any stock split, stock dividend, combination, recapitalization or reorganization), the Company may, at its option exercised at any time within 15 calendar days after such date, elect to redeem this Warrant. The redemption price for this Warrant shall be the Purchase Price per Warrant Share at the time of such Redemption (the "Redemption Price"). If the Company makes such election, it shall give the holder at least 10 calendar days' prior written notice (the "Mandatory Redemption Notice") of the date fixed and place designated for such redemption. Such Mandatory Redemption Notice shall be given in accordance with
Section 15. All redemptions under this Section 7(a) shall be made ratably among the holders of Series B Warrants, based upon the number of Warrant Shares held by each holder on the date of the Mandatory Redemption Notice. The Company shall pay the Redemption Price of this Warrant to the registered Holder hereof. Unless previously exercised, on or prior to the 10th day following transmittal of the Mandatory Redemption Notice, the Holder shall surrender this Warrant certificate to the Company and this Warrant shall be cancelled and retired. Regardless of the surrender of this Warrant certificate, upon payment of the Redemption Price this Warrant will be void and of no value.

           (b) Limitations on Company's Redemption Right. The Company's right to force redemption under paragraph (a) above shall be subject to the following limitations:

                     (i) The maximum number of Warrants which the Company can call for redemption under any Mandatory Redemption Notice shall be equal to the lesser of (A) 20% of the Adjusted Volume, or (B) 1,866,600 shares (adjusted to reflect any stock split, stock dividend, combination, recapitalization or reorganization).

                     (ii) No Series B Warrants shall be redeemed under this Section until all Series A Preferred Stock and Series A Warrants then outstanding are first redeemed or exercised.

                     (iii) The Company may not make an election to force redemption of any Warrants (or conversion of any Preferred Stock under the corresponding mandatory conversion provisions of the Company's Restated Certificate of Incorporation) unless all shares of Common Stock issuable upon exercise of the Warrants in response to a Mandatory Redemption Notice (and all shares of Common Stock issued upon the exercise of Warrants or the conversion of Preferred Stock under any prior mandatory conversion) under this Section have been registered under the Securities Act of 1933, as amended (the "1933 Act") and such registration is then effective.

                     (iv) After it has once given a Mandatory Redemption Notice under paragraph (a) above, the Company may not make a another election and give another Mandatory Redemption Notice until such time as the numeric average of the Market Price of the

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           Common Stock for 20 consecutive trading days again exceeds $5.00, where the trading days included in the second election do not include any trading days included in the prior election.

8. LOSS OR MUTILATION. Upon receipt of evidence reasonably satisfactory to the Company of the ownership of and the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to it, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver in lieu thereof a new Warrant of like tenor as the lost, stolen, destroyed or mutilated Warrant.

9. RESERVATION OF COMMON STOCK. The Company hereby covenants that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant such number of shares of Common Stock or other shares of capital stock of the Company as are from time to time issuable upon exercise of this Warrant and, from time to time, will take all steps necessary to amend its Restated Certificate of Incorporation to provide sufficient reserves of shares of Common Stock issuable upon exercise of this Warrant (and shares of its Common Stock for issuance on conversion of such Common Stock). All such shares shall be duly authorized, and when issued upon such exercise, shall be validly issued, fully paid and non-assessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights, except encumbrances or restrictions arising under federal or state securities laws. Issuance of this Warrant shall constitute full authority to the Company's officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock and Common Stock upon the exercise of this Warrant.

10. TRANSFER AND EXCHANGE. Subject to the terms and conditions of this Warrant and compliance with all applicable securities laws, this Warrant and all rights hereunder may be transferred to any Registered Holder parent, subsidiary or affiliate, in whole or in part, on the books of the Company maintained for such purpose at the principal office of the Company referred to above, by the Registered Holder hereof in person, or by duly authorized attorney, upon surrender of this Warrant properly endorsed and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer. Upon any permitted partial transfer, the Company will issue and deliver to the Registered Holder a new Warrant or Warrants with respect to the shares of Common Stock not so transferred. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that when this Warrant shall have been so endorsed, the person in possession of this Warrant may be treated by the Company, and all other persons dealing with this Warrant, as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, any notice to the contrary notwithstanding; provided, however that until a transfer of this Warrant is duly registered on the books of the Company, the Company may treat the Registered Holder hereof as the owner for all purposes.

11. RESTRICTIONS ON TRANSFER. The Holder, by acceptance hereof, agrees that, absent an effective registration statement filed with the SEC under the 1933 Act, covering the disposition or sale of this Warrant or the Common Stock issued or issuable upon exercise hereof or the Common Stock issuable upon conversion thereof, as the case may be, and registration or qualification under applicable state securities laws, such Holder will not sell, transfer, pledge, or


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hypothecate any or all such Warrants or Common Stock, as the case may be, unless either (i) the Company has received an opinion of counsel, in form and substance reasonably satisfactory to the Company, to the effect that such registration is not required in connection with such disposition or (ii) the sale of such securities is made pursuant to SEC Rule 144.

12. COMPLIANCE WITH SECURITIES LAWS. By acceptance of this Warrant, the holder hereby represents, warrants and covenants that any shares of stock purchased upon exercise of this Warrant or acquired upon conversion thereof shall be acquired for investment only and not with a view to, or for sale in connection with, any distribution thereof; that the Holder has had such opportunity as such Holder has deemed adequate to obtain from representatives of the Company such information as is necessary to permit the Holder to evaluate the merits and risks of its investment in the company; that the Holder is able to bear the economic risk of holding such shares as may be acquired pursuant to the exercise of this Warrant for an indefinite period; that the Holder understands that the shares of stock acquired pursuant to the exercise of this Warrant or acquired upon conversion thereof will not be registered under the 1933 Act (unless otherwise required pursuant to exercise by the Holder of the registration rights, if any, previously granted to the registered Holder) and will be "restricted securities" within the meaning of Rule 144 under the 1933 Act and that the exemption from registration under Rule 144 will not be available for at least one year from the date of exercise of this Warrant, subject to any special treatment by the SEC for exercise of this Warrant pursuant to Section 2.2, and even then will not be available unless a public market then exists for the stock, adequate information concerning the Company is then available to the public, and other terms and conditions of Rule 144 are complied with; and that all stock certificates representing shares of stock issued to the Holder upon exercise of this Warrant or upon conversion of such shares may have affixed thereto a legend substantially in the following form:

           THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

13. NO RIGHTS OR LIABILITIES AS STOCKHOLDERS. This Warrant shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company. In the absence of affirmative action by such Holder to purchase Common Stock by exercise of this Warrant, no provisions of this Warrant, and no enumeration herein of the rights or privileges

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of the Holder hereof shall cause such Holder hereof to be a stockholder of the
Company for any purpose.

14. REGISTRATION RIGHTS. All shares of Common Stock issuable upon exercise of this Warrant shall be "Registrable Securities" or such other definition of securities entitled to registration rights pursuant to the Registration Rights Agreement, dated as of the date hereof, between the Company and the Holder, and are entitled, subject to the terms and conditions of that agreement, to all registration rights granted to holders of Registrable Securities thereunder.

 15. NOTICES. All notices and other communications from the Company to the Holder shall be given in accordance with the Purchase Agreement.

 16. HEADINGS. The headings in this Warrant are for purposes of convenience in reference only, and shall not be deemed to constitute a part hereof.

 17. LAW GOVERNING. This Warrant shall be construed and enforced in accordance with, and governed by, the laws of the State of New York.

 18. NO IMPAIRMENT. The Company will not, by amendment of its Restated Certificate of Incorporation or bylaws, or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Registered Holder of this Warrant against impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any shares of stock issuable upon the exercise of this Warrant above the amount payable therefor upon such exercise, and (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon exercise of this Warrant.

 19. NOTICES OF RECORD DATE. In case:

     19.1. the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time receivable upon the exercise of this Warrant), for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities or to receive any other right; or

     19.2. of any consolidation or merger of the Company with or into another corporation, any capital reorganization of the Company, any reclassification of the Capital Stock of the Company, or any conveyance of all or substantially all of the assets of the Company to another corporation in which holders of the Company's stock are to receive stock, securities or property of another corporation; or

     19.3. of any voluntary dissolution, liquidation or winding-up of the Company; or

     19.4. of any redemption or conversion of all outstanding Common Stock;

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

then, and in each such case, the Company will mail or cause to be mailed to the Registered Holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, or (ii) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation, winding-up, redemption or conversion is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock or (such stock or securities as at the time are receivable upon the exercise of this Warrant), shall be entitled to exchange their shares of Common Stock (or such other stock or securities), for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be delivered at least thirty (30) days prior to the date therein specified.

20. SEVERABILITY. If any term, provision, covenant or restriction of this Warrant is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

21. COUNTERPARTS. For the convenience of the parties, any number of counterparts of this Warrant may be executed by the parties hereto and each such executed counterpart shall be, and shall be deemed to be, an original instrument.

22. NO INCONSISTENT AGREEMENTS. The Company will not on or after the date of this Warrant enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Holders of this Warrant or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to holders of the Company's securities under any other agreements, except rights that have been waived.

23. SATURDAYS, SUNDAYS AND HOLIDAYS. If the Expiration Date falls on a Saturday, Sunday or legal holiday, the Expiration Date shall automatically be extended until 5:00 p.m. the next business day.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]


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           IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the Effective Date.

                                      AMERICAN BIOGENETIC SCIENCES, INC.,

                                      By:
                                           ------------------------------------
                                      Josef C. Schoell, President, COO, and CFO

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                                    EXHIBIT 1

                               NOTICE OF EXERCISE

                    (To be executed upon exercise of Warrant)

AMERICAN BIOGENETIC SCIENCES, INC.                              WARRANT NO. ___


The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant Certificate for, and to purchase thereunder, the securities of AMERICAN BIOGENETIC SCIENCES, INC., as provided for therein, and (check the applicable box):

[ ] Tenders herewith payment of the exercise price in full in the form of cash, check or certified same-day funds in the amount of
           $____________ for _________ such securities.

[ ] Elects the Net Issue Exercise option pursuant to Section 2.2 of the Warrant, and accordingly requests delivery of a net of ______________ of such securities, according to the following calculation:

           Y (A-B)                (       ) =  (____) [(_____) - (_____)]
     X = ___________                           ___________________________
             A                                          (_____)

         Where X = the number of shares of Common Stock to be issued to Holder.

         Y = the number of shares of Common Stock purchasable under the amount of the Warrant being exchanged (as adjusted to the date of such calculation).

         A = the Fair Market Value of one share of the Company's Common Stock.

         B = Purchase Price (as adjusted to the date of such calculation).

[ ] Elects the Easy Sale Exercise option pursuant to Section 2.3 of the Warrant, and accordingly requests delivery of a net of ______________ of such securities.

Please issue a certificate or certificates for such securities in the name of, and pay any cash for any fractional share to (please print name, address and social security number):

Name:
      ______________________________________________________________

Address:
        ____________________________________________________________

Signature:
          __________________________________________________________

Note: The above signature should correspond exactly with the name on the first page of this Warrant Certificate or with the name of the assignee appearing in the assignment form below.

If said number of shares shall not be all the shares purchasable under the within Warrant Certificate, a new Warrant Certificate is to be issued in the name of said undersigned for the balance remaining of the shares purchasable thereunder rounded up to the next higher whole number of shares.

                                    EXHIBIT 2

                                   ASSIGNMENT

(To be executed only upon assignment of Warrant Certificate)    WARRANT NO. ___


For value received, hereby sells, assigns and transfers unto ________________________ the within Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ____________________________ attorney, to transfer said Warrant Certificate on the books of the within-named Company with respect to the number of Warrants set forth below, with full power of substitution in the premises:


NAME(S) OF ASSIGNEE(S)               ADDRESS                      # OF WARRANTS

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________


And if said number of Warrants shall not be all the Warrants represented by the Warrant Certificate, a new Warrant Certificate is to be issued in the name of said undersigned for the balance remaining of the Warrants registered by said Warrant Certificate.

Dated:                                                             20
            _________________________________________________________

Signature:
            _________________________________________________________

Notice: The signature to the foregoing Assignment must correspond to the name as written upon the face of this security in every particular, without alteration or any change whatsoever; signature(s) must be guaranteed by an eligible guarantor institution (banks, stock brokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program) pursuant to Securities and Exchange Commission Rule 17Ad-15.


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